Exhibit 10.1

AMENDMENT NO. 2 TO SALE AND SERVICING AGREEMENT
(Ares Capital CP Funding LLC)

THIS AMENDMENT NO. 2 TO THE SALE AND SERVICING AGREEMENT, dated as of April 8, 2005 (this “Amendment”), is entered into in connection with that certain Sale and Servicing Agreement, dated as of November 3, 2004 (as amended, modified, waived, supplemented or restated from time to time, the “Sale and Servicing Agreement”), by and among Ares Capital CP Funding LLC, as the borrower (the “Borrower”), Ares Capital Corporation, as the originator and as the servicer (in such capacity, the “Servicer”), each of the Conduit Purchasers and Institutional Purchasers from time to time party thereto, each of the Purchaser Agents from time to time party thereto, Wachovia Capital Markets, LLC, as the administrative agent, U.S. Bank National Association, as the trustee, and Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services), as the backup servicer.  Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Sale and Servicing Agreement.

R E C I T A L S

WHEREAS, the above-named parties have entered into the Sale and Servicing Agreement, and, pursuant to and, in accordance with Section 13.1 thereof, the parties hereto desire to amend the Sale and Servicing Agreement in certain respects as provided herein;

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

SECTION 1.         AMENDMENT.

(a)           The following definition in Section 1.1 of the Sale and Servicing Agreement is hereby amended and restated in its entirety as follows:

“Facility Amount”:  The lesser of (a) $225,000,000, as such amount may vary from time to time upon the written agreement of the parties hereto, and (b) the aggregate Commitments then if effect; provided that, on or after the Termination Date, the Facility Amount shall be equal to the Advances Outstanding.

(b)           Annex B is hereby amended and restated in its entirety by replacing the number $150,000,000 therein with the number $225,000,000 under the “Commitment” heading.

SECTION 2.         AGREEMENT IN FULL FORCE AND EFFECT AS AMENDED.

Except as specifically amended hereby, all provisions of the Sale and Servicing Agreement shall remain in full force and effect.  This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Sale and Servicing

Agreement other than as expressly set forth herein and shall not constitute a novation of the Sale and Servicing Agreement.

SECTION 3.         REPRESENTATIONS.

Each of the Borrower and Servicer represent and warrant as of the date of this Amendment as follows:

(i)            it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;

(ii)           the execution, delivery and performance by it of this Amendment are within its powers, have been duly authorized, and do not contravene (A) its charter, by-laws, or other organizational documents, or (B) any Applicable Law;

(iii)          no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment by or against it;

(iv)          this Amendment has been duly executed and delivered by it;

(v)           this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity;

(vi)          it is not in default under the Sale and Servicing Agreement; and

(vii)         there is no Termination Event, Unmatured Termination Event, or Servicer Default.

SECTION 4.         CONDITIONS TO EFFECTIVENESS.

The effectiveness of this Amendment is conditioned upon (i) delivery of executed signature pages by all parties hereto to the Agent, (ii) execution and delivery of the Amended and Restated VFCC Fee Letter, (iii) execution and delivery of the Amended, Restated and Substituted VFCC Certificate and (iv) payment to the Agent of the Facility Increase Structuring Fee in connection with this Amendment as required by the Amended and Restated VFCC Fee Letter.

SECTION 5.         MISCELLANEOUS.

(a)           This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which

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shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(b)           The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c)           This Amendment may not be amended or otherwise modified except as provided in the Sale and Servicing Agreement.

(d)           The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.

(e)           Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(f)            This Amendment represents the final agreement between the parties only with respect to the subject matter expressly covered hereby and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties.  There are no unwritten oral agreements between the parties.

(g)           THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

VFCC:	VARIABLE FUNDING CAPITAL CORPORATION

	By:	Wachovia Capital Markets, LLC, as attorney-in-fact

	By:	/s/ Douglas R. Wilson, Sr.
	Name:	Douglas R. Wilson, Sr.
	Title:	Vice President

THE ADMINISTRATIVE AGENT AND THE VFCC AGENT:	WACHOVIA CAPITAL MARKETS, LLC

	By:	/s/ Paul A. Burkhart
Name: Paul A. Burkhart
Title: Vice President

[Signatures Continued on the Following Page]

THE BORROWER:	ARES CAPITAL CP FUNDING LLC

	By:	/s/ Kevin A. Frankel
	Name:	Kevin A. Frankel
	Title:	Secretary

THE ORIGINATOR AND SERVICER:	ARES CAPITAL CORPORATION

	By:	/s/ Michael Arougheti
	Name:	Michael Arougheti
	Title:	President

THE TRUSTEE	U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee.

	By:	/s/ Anne E. Chlebnik
Name: Anne E. Chlebnik
Title: Vice President